UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2024

ASP ISOTOPES INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41555	87-2618235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Pennsylvania Avenue NW, Suite 300 Washington, DC	20004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 756-2245

 Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	ASPI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Transition

On June 10, 2024, the Board of Directors (the “Board”) of ASP Isotopes Inc. (the “Company”) appointed Heather Kiessling as the Chief Financial Officer of the Company, effective as of July 1, 2024 or such earlier date as may be agreed by the Company and Ms. Kiessling (the “Start Date”). Ms. Kiessling will succeed Robert Ainscow, who has served as Chief Financial Officer and Chief Operating Officer since April 2024 and as Interim Chief Financial Officer since September 2021. Mr. Ainscow will resign as the Company’s Chief Financial Officer as of the Start Date and will continue in his role as Chief Operating Officer.

Ms. Kiessling, age 59, most recently served as Managing Director at Danforth Advisors LLC, a life science financial strategy consultancy and has been a consultant since October 2015, and was providing consulting and advisory services to the Company under the terms of the Company’s consulting agreement with Danforth Advisors since November 2021. Prior to joining Danforth Advisors, Ms. Kiessling held finance leadership roles at Cytonome/ST, LLC and AutoImmune Inc. Ms. Kiessling is a CPA and holds a B.A. in management science from University of California, San Diego, and an M.B.A. with a focus in finance and accounting from University of Michigan Graduate School of Business

On June 12, 2024, in connection with her appointment as Chief Financial Officer effective as of the Start Date, the Company entered into an executive employment agreement with Ms. Kiessling, pursuant to which Ms. Kiessling is entitled to a base salary of $400,000 per annum (subject to annual adjustments by the board of directors) and a target annual discretionary bonus equal to 50% of her annual base salary. Annual bonuses will be paid in a mixture of cash and common stock, as determined by the compensation committee. The employment agreement also provides that Ms. Kiessling will be awarded an initial grant of 400,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), pursuant to the Company’s 2024 Inducement Equity Incentive Plan (the “Inducement Equity Plan”), which shall vest (subject to compliance with the applicable vesting conditions) in eight equal semi-annual installments over a four-year period beginning on the six-month anniversary of the Start Date. The award of 400,000 shares of restricted stock was granted as an inducement material to Ms. Kiessling becoming an employee of the Company, in accordance with Nasdaq Listing Rule 5635(c)(4). Ms. Kiessling will also be eligible to receive annual equity-based awards pursuant to the Company’s 2022 Equity Incentive Plan.

Ms. Kiessling’s employment agreement has an initial term of one year and will automatically renew for successive one-year periods unless either party provides notice of non-renewal at least three months prior to expiration of the then-current term. Ms. Kiessling is also entitled to certain severance benefits under her employment agreement. Upon a termination of Ms. Kiessling’s employment for any reason other than due to her voluntary resignation without good reason and which does not occur in connection with a change in control or termination by the Company for Cause, Ms. Kiessling will receive reimbursement of COBRA premiums for up to an 18-month period. Upon a termination of Ms. Kiessling’s employment due to her death, disability, or termination without cause after the initial one-year term, resignation for good reason, or resignation in connection with a change in control the vesting and exercisability of all equity awards held by Ms. Kiessling shall immediately accelerate, so that all such equity awards shall be fully vested and exercisable as of the date of her termination. Additionally, upon such termination any stock options (as well as any other exercisable equity awards) which Ms. Kiessling may receive will remain exercisable until the earlier of one year after Ms. Kiessling’s termination or the original maximum permitted term of the equity award. In the event Ms. Kiessling is terminated without cause after the initial one-year term, she shall be entitled to receive her regular salary plus all benefits for a period of 120 days after her last day of employment and continued coverage, at the Company’s expense, under all benefits plans in which she was a participant immediately prior to her last date of employment with the Company.

The foregoing description of Ms. Kiessling’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2024.

2

In connection with her appointment as Chief Financial Officer, Ms. Kiessling will enter into the Company’s standard form of indemnification agreement, a copy of which has been incorporated by reference as Exhibit 10.4 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 10, 2024.

There are no arrangements or understandings between Ms. Kiessling and any other person pursuant to which she was selected as an officer of the Company. There are no family relationships between Ms. Kiessling and any of the executive officers or directors of the Company. There is no information that is required to be disclosed with respect to Ms. Kiessling pursuant to Item 404(a) of Regulation S-K.

2024 Inducement Equity Incentive Plan

On June 10, 2024, upon recommendation of the Compensation Committee of the Company’s Board, the Board approved and adopted the Inducement Equity Plan, and subject to the adjustment provisions of the Inducement Equity Plan, reserved 2,500,000 shares of Common Stock for issuance of equity awards under the Inducement Equity Plan.

The Inducement Equity Plan was approved and adopted without stockholder approval pursuant to Nasdaq Listing Rule 5635(c)(4). The Inducement Equity Plan provides for grants of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards (consisting of performance shares or performance units) and other cash-based or stock-based awards (each, an “Inducement Award”). In addition, the Board also approved and adopted forms of Notice of Grant of Restricted Stock and Restricted Stock Agreement, and Notice of Grant of Stock Option and Stock Option Agreement for use with the Inducement Equity Plan. The terms and conditions of the Inducement Equity Plan are intended to comply with the Nasdaq inducement award rules.

In accordance with Nasdaq Listing Rule 5635(c)(4), the only persons eligible to receive grants of Inducement Awards are individuals who were not previously employees or directors of the Company (or following a bona fide period of non-employment), as an inducement material to the individuals’ entry into employment with the Company.

The above description of the Inducement Equity Plan and forms of award agreement thereunder is not complete and is qualified in its entirety by reference to the text of the Inducement Equity Plan and its forms of award agreement, complete copies of which are filed herewith as Exhibit 10.1 and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On June 13, 2024, the Company issued a press release announcing the appointment of Heather Kiessling as Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 hereto

3

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	ASP Isotopes Inc. 2024 Inducement Equity Incentive Plan and forms of award agreement thereunder
99.1	Press Release, dated June 13, 2024, of the Company announcing the appointment of Heather Kiessling as Chief Financial Officer.
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASP ISOTOPES INC.

Date: June 13, 2024	By:	/s/ Paul Mann
	Name:	Paul Mann
	Title:	Chief Executive Officer

5